                                   EXHIBIT 23

                                   EXHIBIT 23

                              ACCOUNTANTS' CONSENT








The Board of Directors
First American Corporation:


         We consent to incorporation by reference in the registration statements (No. 33-44286) on Form S-8, (No. 33-5497) on Form S-3 as amended, (No. 33-59844) on Form S-3, (No. 2-81920) on Form S-8, (No. 2-81685) on Form
S-8 as amended, (No. 33-44775) on Form S-8, and (No. 33-63188) on Form S-8 of First American Corporation of our report dated January 21, 1994, relating to the consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the 1993 Form 10-K of First American Corporation.

         Our report refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                                          KPMG Peat Marwick

                                                         /s/ KPMG Peat Marwick
                                                         ---------------------

Nashville, Tennessee
March 22, 1994


                                     121